UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Nortech Systems Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held May 4, 2016

TO THE SHAREHOLDERS OF NORTECH SYSTEMS INCORPORATED:

The Annual Meeting of Shareholders of Nortech Systems Incorporated (the “Company”) will be held at the Company’s office at 7550 Meridian Circle N., Suite 150, Maple Grove, Minnesota 55369, on May 4, 2016, at 3:00 p.m., for the following purposes:

1. To elect eight members of the Board of Directors to serve for a one-year term and until their successors are elected and qualify;

2. To approve, on an advisory basis, the compensation of our named executive officers (referred to as the “Say-on-Pay” proposal);

3. To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for fiscal 2016; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 9, 2016, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

Important Notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 4, 2016: The Notice and Proxy Statement and Annual Report on Form 10-K are available online at www.proxyvote.com.

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

Your attention is called to the accompanying Proxy Statement.

By Order of the Board of Directors
March 30, 2016	Martin R. Rosenbaum
Secretary

Nortech Systems Incorporated

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, MAY 4, 2016

This Proxy Statement is furnished to shareholders of NORTECH SYSTEMS INCORPORATED, a Minnesota corporation (the “Company”), in connection with the solicitation on behalf of the Company’s Board of Directors of proxies for use at the annual meeting of shareholders to be held at the Company’s office at 7550 Meridian Circle N., Suite 150, Maple Grove, Minnesota 55369, on May 4, 2016, at 3:00 p.m., and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The address of the principal executive office of the Company is 7550 Meridian Circle N., Suite 150, Maple Grove, Minnesota 55369.  We will begin mailing this proxy statement and proxy card to shareholders on or about March 30, 2016.

SOLICITATION AND REVOCATION OF PROXIES

The Company will pay the costs and expenses of solicitation of proxies. In addition to the use of the mails, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or letter with extra compensation. The Company will reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy materials to principals and obtaining their proxies.

Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in this form may revoke it at any time before it is exercised by (i) giving written notice of revocation to the Secretary of the Company, (ii) delivering a duly executed proxy bearing a later date, or (iii) voting in person at the annual meeting.  Such proxies, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the specifications indicated on the proxy.

VOTING RIGHTS AND REQUIREMENTS

Only shareholders of record as of the close of business on March 9, 2016 will be entitled to sign proxies or to vote. On that date, there were 2,746,325 shares issued, outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares present in person or by proxy at the meeting is required to transact business, and constitutes a quorum for voting on items at the meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted as being present at the meeting in determining the quorum, but neither will be counted as a vote in favor of a matter. A “broker non-vote” is a proxy submitted by a bank, broker or other custodian that does not indicate a vote for some of the proposals because the broker does not have or does not exercise discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on those proposals.

Vote Required

Election of Directors.  The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote at this annual meeting is required for the election to the Board of each of the nominees for director. Shareholders do not have the right to cumulate their votes in the election of directors. “Plurality” means that the individuals who receive the greatest number of votes cast “For” are elected as directors. The approval of the number of directors requires the affirmative vote of a majority of the votes cast at the meeting by shareholders who are entitled to vote.

Say-on-Pay.  The advisory vote on executive compensation in PROPOSAL 2 is not binding on us; however, we will consider the shareholders to have approved our executive compensation if the number of shares voted “For” the proposal exceed the number of shares voted “Against” the proposal. A shareholder who abstains with respect to this proposal will have no effect on its outcome.

Appointment of Independent Auditor.  The ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for fiscal 2016 requires the affirmative vote of a majority of the votes cast at the meeting by shareholders who are entitled to vote. An abstention by a shareholder with respect to this proposal will have the same effect as a vote “Against” the proposal.

Routine Versus Non-Routine Matters.  Brokers can vote on their customers’ behalf on “routine” proposals such as PROPOSAL 3, the ratification of appointment of RSM US LLP as the Company’s independent registered public accounting firm.  Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as PROPOSAL 1, the election of directors, and PROPOSAL 2, the advisory vote on executive compensation. Because brokers require their customers’ direction to vote on such non-routine matters, it is critical that shareholders provide their brokers with voting instructions.

Effect of Broker Non-Votes.  If you hold your shares in street name and do not provide voting instructions to your bank, broker or other custodian, your shares will not be voted on PROPOSAL 1 or PROPOSAL 2, which are proposals on which your broker does not have or does not exercise discretionary authority to vote (a “broker non-vote”), such as may be the case with other non-routine matters for which you do not provide voting instructions. A broker non-vote on any of the proposals presented at the annual meeting will have no effect on the outcome of the proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of seven members.  Pursuant to the Company’s Bylaws, the board of directors has authority to increase the board size by resolution.  The Board plans to increase the board size to eight directors, subject to the two new nominees recommended by the Nominating and Governance Committee and approved by the Board of Directors, Messrs. McManus and Murray, agreeing to serve and being nominated at the annual meeting.  Accordingly, the Board has nominated the eight individuals below to be elected at the meeting. All of the nominees except Messrs. McManus and Murray are presently directors of the Company. Proxies solicited by the Board will, unless otherwise directed, be voted for the election of the following eight nominees:

KATHLEEN IVERSON

MICHAEL KENNEDY

DAVID B. KUNIN

KENNETH D. LARSON

RYAN MCMANUS

WILLIAM V. MURRAY

RICHARD W. PERKINS

RICHARD G. WASIELEWSKI

Following is information regarding the nominees:

Name:	Age:	Position:	Director Since:
Kathleen Iverson	60	Director	2015
Michael Kennedy	46	Director	2015
David B. Kunin	56	Chairman of the Board of Directors	2015
Kenneth D. Larson	75	Director	2002
Ryan McManus	43	Director Nominee	Nominee
William V. Murray	55	Director Nominee	Nominee
Richard W. Perkins	85	Director	1993
Richard G. Wasielewski	64	President, Chief Executive Officer and Director	2014

Kathleen Iverson.  Ms. Iverson is currently the CEO (consulting) of Black Hills IP, a provider of IP, paralegal and trademark services since October of 2014. Ms. Iverson currently serves on the board of directors of MOCON Inc., which develops, manufactures and markets measurement, analytical and monitoring products for the barrier packaging, food and pharmaceutical markets.  She previously served as a director of Speed Commerce, Inc., a provider of end to end e-commerce services from 2008 until 2014. Ms. Iverson served as President and CEO of CyberOptics Corporation, a designer and manufacturer of optical process control sensors and measurement inspection systems used in the electronic assembly and semiconductor industries, from January 2003 until her retirement in January 2014. Ms. Iverson held a variety of positions with CyberOptics beginning in 1998; she was a director from May 1998 through January 2014, and she was Chairman of the Board from August 2009 through January 2014. Ms. Iverson brings to our Board her experience and knowledge from her executive and board positions and strong experience in the electronics manufacturing industry.  Ms. Iverson has been a director of the Company since March 2015 and is Chair of the Nominating and Corporate Governance Committee.

Michael Kennedy.  Mr. Kennedy is currently the Vice President of Global Business Development & Marketing of Wesco Aircraft Holdings, Inc., a provider of supply chain management solutions to the global aerospace and defense industries, since September 2015. His prior role at Wesco Aircraft was as Vice President of Sales for the Electronic Products division from November 2014 — September 2015.  Prior to joining Wesco, Mr. Kennedy served as Vice President of Asset and Supplier Marketing of WPG Americas, Inc., a large distributor of electronic components, from May 2013 to November 2014. From May 1994 to February 2013, Mr. Kennedy held increasingly senior positions at Arrow Electronics, Inc. and was most recently the Vice President EMEA PEMCO Engineering and Marketing. Mr. Kennedy brings to our Board his experience and knowledge from twenty-one years in the electronics products distribution and supply chain management industries. Mr. Kennedy has been a director of the Company since May 2015.

David B. Kunin.  Mr. Kunin is currently the chief executive officer of Beautopia LLC, a beauty products manufacturing business, and has been since 1998.  From 1997 until October 2011 he served as a director of Regis Corporation, the world’s largest owner and franchisor of hair salons.  He spent ten years in sales and senior management positions for computer companies, contract manufacturing and printed circuit board fabrication.  He serves as president of a family holding company, Curtis Squire, Inc., the owner of 49% of the Company’s outstanding common stock. Mr. Kunin has been a director of the Company since May 2014 and has been the Company’s Chairman of the Board since May 2015.  Mr. Kunin brings to our Board his experience in the contract manufacturing and printed circuit board businesses as well as his experience as a director of a publicly owned company.

Kenneth D. Larson.  Mr. Larson is currently the chief executive officer of Classic Space and was chairman of the board for Restaurant Technologies, Inc., an installer of automated cooking oil systems for the fast food restaurant industry, from 1999 until the company was sold in June 2011.   Mr. Larson was president and chief operating officer of Polaris Industries, a leader in sales and service to the ATV and snowmobile industries, from 1988 to 1998. Mr. Larson has gained firsthand experience in corporate financial performance and all aspects of manufacturing within multidivisional operations.  He has been a director of the Company since 2002 and is Chairman of the Compensation Committee. He served on the board of Feather Lite, Inc. a publicly held company until it was acquired in 2006.  Mr. Larson brings to our Board his experience and knowledge from both his past executive positions and strong manufacturing background.

Ryan McManus.  Mr. McManus is a recognized as a global leader in the field of digital business strategy.  He currently works with startups, growth firms and large corporations on digital strategy and transformation topics including new ventures, growth, product development and innovation.  McManus was with Accenture Strategy from 2010 to 2015 and during that time he founded the Accenture’s Digital Business Strategy practice and also served as the Accenture Strategy chief operating officer and a leader in the firm’s Corporate Strategy, M&A and International Expansion practices.  After starting out in 1995 in Chicago with Andersen, in 2002 he joined PriceWaterhouseCoopers as Director of Strategy and Operations and then in 2009 formed RPM Global Advisors delivering strategy, product development and international growth services before joining Accenture.  He has worked with large and small companies on digital business, new venture, and global strategies across industrial, technology, financial services, pharma, health, professional services, retail, and government sectors.  He is the author of several publications and a frequent presenter at summits, forums and institutions in the field of digital and business strategy.  Mr. McManus brings to our Board his experience and knowledge as a global leader in business strategy.  Mr. McManus was recommended by our Chairman.

William V. Murray.  Mr. Murray is currently the president and chief executive officer of Medical Device Innovation Consortium, a public-private partnership between industry, non-profits and government focused on re-engineering the regulated medical device innovation process, since August 2013.  Mr. Murray currently serves on the boards of MDIC, ILT, and Sonex Health.  From June 2012 to June 2013, he was the chief executive officer of Envoy Medical, a commercial-stage medical technology company that manufactures a fully implantable hearing device.  Mr. Murray served on the board of directors of MTS Systems, Inc., a publicly traded company, from April 2010 to February 2014 and was interim president and chief executive officer of MTS Systems, Inc. from August 2011 to May 2012.  Mr. Murray served as president and chief executive officer and as a member of the board of directors of ReShape Medical, Inc. from 2008 to 2010.  After 18 years (1985-2003) with Medtronic Inc. holding various positions of increasing responsibilities from engineer to senior global executive, Mr. Murray also held executive leadership positions with Envoy Medical, VIASYS and Applied Biosystems before starting his own consulting firm in 2006.  Mr. Murray brings to our Board his experience and knowledge from both his executive positions in the medical device industry and as a director of a publicly owned company.  Mr. Murray was recommended by the CEO.

Richard W. Perkins.  Mr. Perkins has served since 1985 as president, chief executive officer and a director of Perkins Capital Management, Inc., a registered investment advisor. He has been a director of the Company since 1993 and is the chairman of the Audit Committee. Mr. Perkins serves as a director for several privately held companies.  At certain times during the past five years he has served as a director for CNS, Inc., PW Eagle, Inc., Lifecore Biomedical, Inc., Teledigital, Inc., Vital Images, Synovis Life Technologies, Inc., and Two Way TV (US), Inc.  With his varied experiences as a director and investment manager working in the financial markets, Mr. Perkins has gained firsthand knowledge and experience in audit and internal controls over financial reporting and related matters dealing with shareholders and governance issues.

Richard G. Wasielewski.  Mr. Wasielewski has been Chief Executive Officer and a director of the Company since January 1, 2014 and has been President since February 13, 2013. Previously, he was senior vice president and chief financial officer of the Company since April 2004, when he joined the Company.

DIRECTORS MEETINGS

There were seven meetings of the Board of Directors during the last fiscal year.  All directors acting that year attended all the meetings of the Board and committees of the Board on which such director served, either in person or telephonically.

The Board of Directors has established a Nominating and Corporate Governance Committee, a Compensation Committee, and an Audit Committee.  The members of each committee are Ms. Iverson and Messrs. Kennedy, Larson and Perkins.  The Board of Directors has determined that Ms. Iverson and Messrs. Kennedy, Larson and Perkins are independent directors under the rules established by the Securities and Exchange Commission and the Marketplace Rules of The NASDAQ Stock Market (“NASDAQ”).  Further, the Board has determined that Mr. Perkins is an “audit committee financial expert” as defined by applicable regulations of the Securities and Exchange Commission.  In the last fiscal year the Audit Committee met five times, the Compensation Committee met four times, and the Nominating and Corporate Governance Committee met three times.  The charters of all committees are posted on the Company’s website at www.nortechsys.com.  We encourage Board members to attend the annual meeting of shareholders.  All the Company directors serving on the Board of Directors at the time of the Company’s 2015 annual meeting were in attendance.

BOARD LEADERSHIP STRUCTURE

The Board has determined that the positions of Chairman of the Board and Chief Executive Officer should be held by different persons.  The Board believes that this leadership structure has enhanced the Board’s oversight of, and independence from, the Company’s management and the Board’s ability to carry out its roles and responsibilities on behalf of the shareholders.

RISK OVERSIGHT

Management and the Company’s outside counsel discuss risks, both during Board meetings and in direct discussions with Board members.  These discussions identify Company risks which are prioritized and assigned to the appropriate Board committee or the full Board for oversight.  Internal control and financial risks are overseen by the Audit Committee; compensation risks are overseen by the Compensation Committee; CEO succession planning is overseen by the Governance and Nominating Committee; and compliance risks are typically overseen by the full Board.  Management regularly reports on each such risk to the relevant committee or the Board, and material risks identified by a relevant committee are then presented to the full Board.  The Company’s risk management program as a whole is reviewed annually at a meeting of the Board.  Additional review or reporting on Company risks is conducted as needed or as requested by the Board or committee.

EXECUTIVE OFFICERS

The Executive Officers of the Company are as follows:

Name	Age	Position
Richard G. Wasielewski	64	President, Chief Executive Officer and Director
Curtis J. Steichen	59	Senior Vice President, Chief Marketing and Sales Officer
Paula M. Graff	59	Vice President and Chief Financial Officer

Mr. Wasielewski joined the Company in April 2004 as Vice President and Chief Financial Officer.  He was appointed President and Chief Operating Officer in February 2013 and Chief Executive Officer on January 1, 2014.

Mr. Steichen has been Chief Marketing and Sales Officer since January 2012.  He has held senior marketing and operational positions with the Company since May 2005.

Ms. Graff joined the Company in May 2013 as Director of Finance.  She was appointed Vice President and Chief Financial Officer on January 1, 2014.  From 2009 until she joined the Company she was engaged in general corporate tax consulting for domestic and international companies.  From 1989 to 2009 she was employed by The Toro Company as Director of Tax Accounting/Assistant Treasurer.

COMPENSATION COMMITTEE

The Compensation Committee is composed of the independent outside directors whose names appear below.  The Committee has a charter which is available on the Company’s website (www.nortechsys.com). The Committee determines the compensation of executive officers of the Company. Compensation for executive officers includes four elements: base salaries, bonuses, share-based compensation and equity appreciation rights.  Salaries are based on factors such as the individual’s level of responsibility and the amount of salary paid to executives with similar responsibilities in comparable companies.  Bonuses are awarded based on a combination of the executive’s success in meeting certain pre-established individual goals and the Company’s performance in meeting certain financial goals.  All share-based compensation and equity appreciation rights plans are designed to increase the incentive for an executive’s interest in the Company’s success as measured by the market value of its stock or other financial-related measures and to align the interests of the executives with those of the Company’s shareholders.

The Chief Executive Officer’s base compensation for 2015 was established under an employment agreement executed in 2014.  It was determined that the total compensation of the Chief Executive Officer was comparable to compensation of chief executive officers of comparable companies.  The base compensation of the other executive officers was set at the level necessary to attract and retain executives performing the functions being performed by such executives.

Kenneth D. Larson, Chair

Kathleen Iverson

Michael Kennedy

Richard W. Perkins

Members of the Compensation Committee

EXECUTIVE COMPENSATION

2015 Summary Compensation Table

The table below shows the compensation of the Company’s Chief Executive Officer and each of the other two most highly compensated executive officers for services to the Company in 2015 and 2014.

Name and Principal Position	Year	Salary $	Non-Equity Incentive Plan Compensation $ (2)	All Other Compensation $ (3)	Total $

Richard G. Wasielewski	2015	278,923	10,117	50,204	339,244
Chief Executive Officer (1)	2014	263,173	—	16,780	279,953

Curtis J. Steichen	2015	209,615	10,117	10,725	230,457
Senior Vice President	2014	199,735	—	38,565	238,300

Paula M. Graff	2015	184,615	—	47,425	232,040
Chief Financial Officer	2014	174,808	—	4,865	179,673

(1)            The Company in 2014 entered into an employment agreement with Mr. Wasielewski, its Chief Executive Officer, providing (a) for a base salary subject to increases related to the Company’s general executive pay schedule during the term of the agreement, (b) that he will participate in any incentive plan for which the Company determines he is eligible, and (c) that if Mr. Wasielewski becomes unable to perform his duties because of illness or other incapacity during the term of the agreement, his compensation and his medical, dental and life insurance shall be continued for a period of 24 months. The agreement also provides that if Mr. Wasielewski initiates the termination of employment, he will not for a period of one year following his termination of employment, anywhere in the United States or Mexico, engage in any business or in any manner be connected with or employed by any organization in direct competition with the Company’s business.

(2)            Represents amounts earned on redeemed units under the Equity Appreciation Rights Plan.  Under this Plan, the Company may award equity appreciation rights units to employees or directors that give the holder the right to receive a cash payment equal to the appreciation in book value per share of common stock from the designated base date to the redemption date.  The units are subject to redemption by the Company 36 months after the designated base date.  Additional information regarding the grants of equity appreciation rights to the named executive officers is included below these footnotes.  This column would also include cash bonus amounts accrued under the Company’s Annual Incentive Compensation Plan; however, there were no such amounts accrued in 2014 or 2015.

(3)            Represents amounts accrued under the Executive Life Insurance Plan for executive officers. Pursuant to this Plan, the Company will pay a bonus to each officer equal to 15% of the officer’s base annual salary, as well as an additional bonus to cover federal and state income taxes incurred by the officer with respect to the 15% bonus. The officers are required to purchase life insurance and retain ownership of the life insurance policy once it is purchased.

The Plan provides a five-year vesting schedule in which the officers vest in their bonus at a rate of 20% each year. Should an officer terminate employment prior to the fifth year of vesting, that officer must reimburse the Company for any unvested amounts.

The following table sets forth as of December 31, 2015, the outstanding grants of equity appreciation rights, including the grant dates, base dates, redemption dates and number of units granted to each of the named executive officers (“NEOs”).

Name	Grant Date	Base Date	Redemption Date	Units

Richard G. Wasielewski	3/7/2012	12/31/2013	12/31/2016	25,000
	2/13/2013	12/31/2014	12/31/2017	25,000
	2/13/2013	12/31/2015	12/31/2018	50,000
	2/13/2013	12/31/2016	12/31/2019	50,000

Curtis J. Steichen	3/7/2012	12/31/2013	12/31/2016	25,000
	2/13/2013	12/31/2014	12/31/2017	25,000
	2/13/2013	12/31/2015	12/31/2018	50,000
	2/13/2013	12/31/2016	12/31/2019	50,000

Paula M. Graff	1/1/2014	12/31/2013	12/31/2016	25,000
	1/1/2014	12/31/2014	12/31/2017	25,000

The value of the aggregate outstanding equity appreciation awards to these individuals as of December 31, 2015, was as follows: Messrs. Wasielewski and Steichen each $22,930, Ms. Graff $12,813.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR END

Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price $	Option Expiration Date

Richard G. Wasielewski	10,000	(1)	—	7.79	10/31/2016
	7,500	(2)	—	7.44	3/7/2016

Curtis J. Steichen	10,000	(1)	—	7.79	10/31/2016
	7,500	(2)	—	7.44	3/7/2016

Paula M. Graff	5,250	(3)	—	5.65	12/11/2023

(1)   Stock options granted on November 1, 2006, which vested and became exercisable in one-third increments on January 1, 2008, January 1, 2009, and January 1, 2010.

(2)   Stock options granted on March 7, 2006, which vested and became 100% exercisable on December 31, 2008.  These stock options expired unexercised on March 7, 2016.

(3)   Stock options granted on December 11, 2013, which vested and became 100% exercisable on December 11, 2014.

Potential Payments Upon Termination Or Change-In-Control

Each of the NEOs has entered into a change of control agreement with the Company. Under the agreement, in the event of an involuntary termination of any of the NEOs after a change in control of the Company, each officer would receive for 36 months (or in a lump sum, at the officer’s option) his or her base salary, annual bonus at time of termination, and continued participation in the Company’s health, disability and life insurance plans, and additionally up to $10,000 for professional outplacement services. Assuming that the triggering event took place on December 31, 2015, the amounts payable to the NEOs would be as follows:

Richard G. Wasielewski	$960,685

Curtis J. Steichen	$636,886

Paula M. Graff	$692,650

2015 Director Compensation

	Fees Paid	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation		Total

David Kunin (1)	$30,000	—	—	—		30,000
Kenneth Larson	33,500	—	—	—		33,500
Richard W. Perkins	34,000	—	—	—		34,000
C. Trent Riley (2)	13,500	—	—	—		13,500
Kathleen Iverson	24,000	—	—	—		24,000
Michael Kennedy	18,000	—	—	—		18,000
Michael Degen (3)	210,000	—	—	40,469	(4)	250,469

(1)         Mr. Kunin was elected to the Board on May 7, 2014.

(2)         Mr. Riley served on the Board until May 6, 2015.

(3)         On January 1, 2015, Mr. Degen became a consultant to the Company under an agreement that provides for, among other things, a fee of $17,500 per month for twelve months for consulting services, and under which Mr. Degen has agreed not to engage in a competitive business within the United States for a period of two years from the date of termination of the agreement.

(4)         Represents amounts earned on 50,000 units redeemed under the Equity Appreciation Rights Plan.

The aggregate number of restricted stock awards and the aggregate number of option awards outstanding on December 31, 2015, for each of the above-named directors are as follows:

	Stock	Options
Mr. Kunin	—	—
Mr. Larson	—	17,250
Mr. Perkins	—	17,250
Mr. Riley	—	17,250
Mr. Degen	—	35,000

In addition to the compensation described above, each of the non-employee directors received a grant of equity appreciation rights under the Equity Appreciation Rights Plan on March 16, 2015. Under this Plan, the Company may award equity appreciation rights units to employees or directors that give the holder the right to receive a cash payment equal to the appreciation in book value per share of common stock from the designated base date to the redemption date.  The units are subject to redemption by the Company 36 months after the designated base date.  Information about such grants and the equity appreciation rights units outstanding on December 31, 2015, for each of the above-named directors is as follows:

Name	Grant Date	Base Date	Redemption Date	Units
Mr. Degen	3/7/2012 (1)	12/31/2013	12/31/2016	50,000
	2/13/2013 (1)	12/31/2013	12/31/2016	50,000
	3/16/2015	1/1/2015	1/1/2018	5,000
Ms. Iverson	3/16/2015	1/1/2015	1/1/2018	4,167
Mr. Kennedy	3/16/2015	1/1/2015	1/1/2018	3,333
Mr. Kunin	3/16/2015	1/1/2015	1/1/2018	5,000
Mr. Larson	3/16/2015	1/1/2015	1/1/2018	5,000
Mr. Perkins	3/16/2015	1/1/2015	1/1/2018	5,000

(1)         Represents units granted to Mr. Degen in his capacity as chief executive officer of the Company.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Company has established a Nominating and Corporate Governance Committee of the Board of Directors.  The Nominating and Corporate Governance Committee advises the Board concerning appropriate composition of the Board and its committees, identifies and recommends qualified individuals, and oversees corporate governance guidelines applicable to the Company.  All the members of this Committee are independent as defined in the NASDAQ Marketplace Rules.

Shareholder Nominees

The Committee has adopted a policy of considering director candidates recommended by shareholders.  Any shareholder desiring to submit such a recommendation should transmit the candidate’s name and qualifications in a letter addressed to:

Nominating and Corporate Governance Committee
Nortech Systems Incorporated
7550 Meridian Circle N., Suite 150
Maple Grove, MN 55369

Director Qualifications

The Company’s directors play a critical role in overseeing the management of the Company and its strategic direction.  Qualifications for candidates are based on various criteria, such as broad business and professional skills and experiences as management or directors of other companies.  Director candidates are expected to have the necessary time available to perform their duties and responsibilities to the Company.

The Nominating and Corporate Governance Committee and the Board of Directors have established minimum requirements for attracting qualified director candidates as follows: at least 10 years of relevant business experience, ability to read and understand financial statements, no conflict of interest with the Company, and meet the Company’s Code of Business Conduct and Ethics.  The Nominating and Corporate Governance Committee and the Board of Directors retain the right to modify these minimum requirements from time to time.

The Nominating and Corporate Governance Committee and the Board of Directors seek directors with diversity of skills and experiences.  To determine whether the Board has the appropriate diversity or a new member could improve the diversity the following issues are considered:

•                  Skills and experiences that are currently represented on the Board

•                  Desired size of the Board

To determine whether the Board has the appropriate diversity or a new member could improve the diversity the following skills and experiences are considered:

•                  Mergers and acquisitions experience

•                  Financial and compliance expertise

•                  Management and operational experience in the medical device industry and other areas of growth for the Company’s business

•                  Expertise in business strategy, including global strategies

•                  Leadership of a company that has sustained growth

•                  Contract manufacturing expertise

For new candidates, the Nominating and Corporate Governance Committee and the Board of Directors also consider whether the person will provide gender or racial diversity.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating qualified nominees for directors. The Committee periodically assesses the appropriate size and needs of the Board and whether any vacancies are anticipated.  If vacancies are anticipated or if the Committee determines that the number of directors should be increased, the Committee considers possible director candidates and follows the director qualification guidelines.  Candidates may come to the Committee’s attention through present Board members, shareholders or other persons.  All candidates will be evaluated by the Committee and the Committee’s recommendations will then be transmitted to the entire Board.  Assessment of candidates will include a variety of issues, including diversity, skills and experience in the fields of finance and banking, accounting, sales and marketing, technology, international manufacturing, and an understanding of contract manufacturing and the Company’s industry.

SECURITY HOLDERS COMMUNICATIONS WITH THE BOARD

Shareholders may send communications to the Company’s Board of Directors, or to any individual Board member, by means of a letter to such individual Board member or the entire Board addressed to:

Board of Directors (or named Board member)
Nortech Systems Incorporated
7550 Meridian Circle N., Suite 150
Maple Grove, Minnesota 55369

If a shareholder is unsure as to which category the concern relates, the security holder may communicate it to any one of the independent directors in care of Chief Financial Officer at the address of our principal executive offices listed above. All shareholder communications sent in care of our Chief Financial Officer will be forwarded promptly to the applicable director(s).

REPORT OF AUDIT COMMITTEE

The Board of Directors of the Company has adopted a charter for the Audit Committee. The charter charges the Audit Committee with the responsibility for, among other things, reviewing the Company’s audited consolidated financial statements and the financial reporting process. The Company’s management is responsible for the Company’s internal controls and the financial reporting process, including the system of internal controls.  The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted U.S. accounting principles.

In carrying out their responsibility, the Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2015. The Audit Committee has also discussed the audited consolidated financial statements with RSM US LLP, including the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees,” and received the written disclosures and the letter from RSM US LLP required by Rule 3526 of the Public Company Accounting Oversight Board, “Communications With Audit Committees Concerning Independence”, and has discussed with RSM US LLP their independence. The Audit Committee has also considered whether RSM US LLP provided non-audit services which could impact their independence. No such services were provided by RSM US LLP.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2015.

The members of the Audit Committee are “independent” under the rules of the Securities and Exchange Commission and the NASDAQ listing standards.

Richard W. Perkins, Chair
Kathleen Iverson
Michael Kennedy
Kenneth D. Larson
Members of the Audit Committee

PROPOSAL 2
APPROVAL OF ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

We are providing shareholders with the opportunity to vote at the annual meeting on the following advisory resolution regarding the compensation of our NEOs as described in this Proxy Statement (commonly referred to as “Say-on-Pay”):

“RESOLVED, that the shareholders of Nortech Systems Incorporated approve, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed in the compensation tables and narrative discussion contained in the ‘Executive Compensation’ section in this Proxy Statement.”

Our executive compensation programs are based on our belief that attracting, retaining and motivating talented executives is critical to the maintenance of our competitive advantage in the electronic contract manufacturing industry and to the achievement of the business goals set by the Board.  Accordingly, our executive compensation programs are designed to reward executives for achievement of our pre-determined financial and business goals, while also aligning our executives’ interests with those of our shareholders. We believe that we best achieve these goals by providing our executives with a mix of compensation elements that incorporate cash and equity, as well as short-term and long-term components, and that are tied to our business goals.

This advisory vote will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will review and carefully consider the outcome of the vote. If there are a significant number of negative votes, the Compensation Committee will seek to understand the concerns that influenced the vote and consider them in making future executive compensation decisions.

Upon recommendation of the Compensation Committee of the Board, the Board unanimously recommends a vote FOR the approval of the compensation of our NEOs.

PROPOSAL 3
RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board and management of the Company are committed to the quality, integrity and transparency of the Company’s financial reports. In accordance with the duties set forth in its written charter, the Audit Committee of the Company’s Board has appointed RSM US LLP and affiliates (“RSM US”) as the Company’s independent registered public accounting firm for the 2016 fiscal year. A representative of RSM US is expected to attend this year’s Annual Meeting, be available to respond to appropriate questions from shareholders and will have the opportunity to make a statement if he or she desires to do so.

Fees Billed to Company by Its Independent Registered Public Accounting Firm

The following table presents fees for professional audit services, tax services and other services rendered by RSM US and affiliates during fiscal years 2015 and 2014:

	2015	2014
Audit Fees (1)	$216,100	$192,600
Audit-Related Fees (2)	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$216,100	$192,600

(1)                                 Audit fees include fees for the annual audit, interim reviews of the quarterly and regulatory filings.

(2)                                 Audit-related fees are principally for professional services relating to technical accounting consulting and research.

The Audit Committee of the Board of Directors has reviewed the services provided by RSM US during fiscal year 2015 and the fees billed for such services. After consideration, the Audit Committee has determined that the receipt of these fees by RSM US is compatible with the provision of independent audit services. The Audit Committee discussed these services and fees with RSM US and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The Audit Committee has established a policy for pre-approving the services provided by the Company’s independent registered public accounting firm in accordance with the auditor independence rules of the SEC. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by the independent registered public accounting firm and an annual review of the financial plan for audit fees.  All services performed by our independent registered public accounting firm during the fiscal years ended December 31, 2015 and 2014 were pre-approved in accordance with the written charter.

The Board unanimously recommends a vote FOR the ratification of RSM US LLP as the independent registered public accounting firm of the Company for fiscal 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 9, 2015, the ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company, by each director and director nominee and by each executive officer identified in the Summary Compensation Table, and by all executive officers, directors and nominees as a group. The parties listed in the table have the voting and investment powers with respect to the shares indicated.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Class
Michael J. Degen	45,501		1.7%
Richard W. Perkins	45,750		1.7%
Richard G. Wasielewski	40,999		1.5%
Curtis J. Steichen	20,000		*
C. Trent Riley	22,250		*
Kenneth D. Larson	21,250		*
Kathleen Iverson	—		—
Michael Kennedy	—		—
Ryan McManus	—		—
William V. Murray	—		—
All executive officers, directors and nominees as a group	203,001	(2)	7.4%

Group consisting of: Curtis Squire, Inc., Anita Kunin and David Kunin (3) 7201 Metro Blvd., Edina MN 55439	1,393,335		50.7%
Group consisting of: Kyle S. Packer, Jason R. Herr, Paul B. Luber, Mutiny Fund I, LP, Neal B. Jannol, Garry Anderly, and Keith Pieper (4)	221,570		8.1%

*Less than 1%

(1)            Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire such shares pursuant to options exercisable within sixty (60) days: 35,000 shares by Mr. Degen, 17,250 shares by Mr. Perkins, 17,500 shares by Mr. Wasielewski, 17,500 shares by Mr. Steichen, 17,250 shares by Mr. Riley, and 17,250 shares by Mr. Larson.

(2)            Includes 127,000 shares subject to options exercisable within sixty (60) days. Does not include Mr. Kunin’s beneficial ownership of shares held by Curtis Squire, Inc., as described in note (3).

(3)            Curtis Squire, Inc. a corporation controlled by the family of the late Myron Kunin, owns 1,344,066 shares.  Anita Kunin owns 49,269 shares individually. Voting control in the Company’s shares held by Curtis Squire, Inc. is shared by Curtis Squires’ board of directors, whose members are Anita Kunin, David Kunin, James Timothy Kunin, Andrew Kunin and William Kunin. Anita Kunin is David Kunin’s mother, and David Kunin is a member of the Company’s Board of Directors.

(4)            Based on Amendment No. 3 to Schedule 13D filed on August 20, 2015. As of that date, reported beneficial ownership (sole voting and dispositive power) was as follows: Kyle S. Packer, 8,700 shares; Jason R. Herr, 35,000 shares; Paul B. Luber, 56,000 shares; Mutiny Fund I, LP, 35,000 shares; Neal B. Jannol, 57,500 shares; Garry Anderly, 28,855 shares; and Keith Pieper, 515 shares. Messrs. Packer and Herr are also Managing Members of Mutiny Capital, LLC, a Delaware limited liability company (the “General Partner”), which is the General Partner of Mutiny Fund I, LP.  The group’s address is c/o Kyle S. Packer, 1482 Aqua Vista Drive, Lawrenceburg, Indiana 47025.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Related-Party Transactions

Since January 1, 2014,  there have been no transactions, to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5.0% of our capital stock or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than employment, compensation, termination, indemnification and change in control arrangements with our named executive officers, which are described under “Executive Compensation.”

Related-Party Transaction Policy

In all cases, we abide by applicable state corporate law when approving all transactions, including transactions involving officers, directors or affiliates. More particularly, our policy is to have any related-party transactions (i.e., transactions involving a director, an officer or an affiliate of the Company) be approved solely by a majority of the disinterested and independent directors serving on our Board. Presently, we have four independent directors on the Board of Directors, and intend to maintain a Board of Directors on which independent directors comprise a majority of the Board of Directors.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. With the exception of this filing, and based solely on review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 2015, and Forms 5 and amendments thereto furnished to the Company with respect to such fiscal year, or written representations that no Forms 5 were required, the Company believes that the following is the list of its officers, directors and greater than ten percent beneficial owners who have failed to file on a timely basis all Section 16(a) filing requirements during the fiscal year ended December 31, 2015:  Kathleen Iverson, 1 late report and 1 transaction filed late; Paula M. Graff, 2 late reports and 3 transactions filed late; Michael Kennedy, 1 late report and 1 transaction filed late; Richard G. Wasielewski, 1 late report and 2 transactions filed late.

2015 ANNUAL REPORT

The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015, is being mailed with this Proxy Statement and is also available on the Company’s website at www.nortechsys.com.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The Notice of Annual Meeting, Proxy Statement, and the Company’s Annual Report on Form 10-K are available at www.proxyvote.com.

QUORUM AND VOTE REQUIRED

The presence in person or by proxy of the holders of a majority of the voting power of the shares of Common Stock issued, outstanding and entitled to vote at a meeting for the transaction of business is required to constitute a quorum. The election of each director will be decided by plurality votes. As a result, any shares not voted for a director (whether by withholding authority, broker non-vote or otherwise) have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. If your shares are held by a broker or nominee, you should contact such holder to determine if you may vote your shares electronically and, if so, the method and deadline for voting electronically. The deadline for voting electronically is 11:59 p.m. (ET) on May 3, 2016, for all holders — registered or beneficial.  If your shares are held directly and you decide to vote electronically, please follow the directions on your proxy card.

SHAREHOLDER PROPOSALS

Proposals by shareholders (other than director nominations) that are submitted for inclusion in our proxy statement for our 2017 annual shareholders’ meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934. To be timely under Rule 14a-8, a shareholder proposal must be received by the secretary of the Company at 7550 Meridian Circle N., Suite 150, Maple Grove, Minnesota 55369, by November 30, 2016. Proposals received by that date will be included in the 2017 proxy statement if the proposals are proper for consideration at an annual meeting and are required for inclusion in the proxy statement by, and conform to, the rules of the Securities and Exchange Commission.

As set forth in Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, if a shareholder does not submit a proposal for inclusion in our proxy statement but does wish to propose an item of business to be considered at an annual shareholders’ meeting (other than director nominations), that shareholder must deliver notice of the proposal at our principal executive offices at least 45 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. For our 2017 annual meeting, notices must be received on or before February 13, 2017.

A shareholder may nominate a director for election at the annual meeting or may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by the secretary of the Company at its principal offices in Maple Grove, Minnesota, at least 120 days in advance of the date of the proxy statement for the prior year’s annual meeting. For the 2017 annual meeting, director nominations must be received on or before November 30, 2016. Shareholder proposals that are received by the Company after that date may not be presented in any manner at the 2017 annual meeting.

If the date of our 2017 annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the 2016 annual meeting, timely notice of shareholder proposals and shareholder nominations for directors may be delivered to or mailed and received at our principal executive offices not later than the close of business on the 10th calendar day following the earlier of the date that we mail notice to our shareholders that the 2017 annual  meeting will be held or the date on which we issue a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that the 2017 annual meeting will be held.

OTHER MATTERS

The management does not know of any other matters that may be presented for consideration at the annual meeting of shareholders. If any other matters are properly presented at the meeting, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

By Order of the Board of Directors

Martin R. Rosenbaum
Secretary
Minneapolis, Minnesota
March 30, 2016

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. NORTECH SYSTEMS INCORPORATED 7550 Meridian Circle North - SUITE 150 MAPLE GROVE, MN 55369 Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Kathleen Iverson 06 William V. Murray 02 Michael Kennedy 07 Richard W. Perkins 03 David B. Kunin 08 Richard G. Wasielewski 04 Kenneth D. Larson 05 Ryan McManus The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Advisory approval of the compensation of the Company's named executive officers (a Say-on-Pay vote). For 0 0 Against 0 0 Abstain 0 0 3. Ratification of the appointment of RSM US LLP as the independent registered public accounting firm of the Company for fiscal 2016. NOTE: The undersigned authorizes the Proxies to vote in their discretion upon such other business as may properly come before the meeting. Where stock is registered jointly in the names of two or more persons, ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please sign and date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000277132_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com NORTECH SYSTEMS INCORPORATED PROXY FOR ANNUAL MEETING OF SHAREHOLDERS May 4, 2016 NORTECH SYSTEMS INCORPORATED Proxy THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR each of the director nominees in Proposal 1 and FOR Proposals 2 and 3. The undersigned hereby appoints Paula M. Graff and Richard G. Wasielewski and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of the Common Stock of Nortech Systems Incorporated (the Company) which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on May 4, 2016, and at any and all adjournments thereof. Continued, and TO BE COMPLETED AND SIGNED on reverse side 0000277132_2 R1.0.1.25